Exhibit 99.2

        Joint Filer Information
        -----------------------

Name of Joint Filer:
LAL Family Corporation

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Other (General Partner of LAL Family Partners L.P., a 10% Owner)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
9/22/09

Designated Filer:
LAL Family Partners L.P.

------------------------

Name of Joint Filer:
LAL 2008 Marital Trust

Address of Joint Filer:
c/o Pillsbury Winthrop Shaw Pitttman LLP
1540 Broadway
New York, NY  10036-4039

Relationship of Joint Filer to Issuer:
10% Owner

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
9/22/09

Designated Filer:
LAL Family Partners L.P.

-------------------------